Furnished as of August 3, 2021 - UNAUDITED Exhibit 99.2

Company Overview Company Information 3 Recent Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Statements Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Operations 11 Condensed Consolidated Statements of Cash Flows 12 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 13 Debt Composition and Maturity Schedule 14 Capitalization and Covenants 15 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Property Capital Expenditures 18 Net Asset Value Components 19 Key Markets in Top 75 MSA Concentration 20 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 21 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 22 Tenant Profile, Tenant Specialty and Top MOB Tenants 23 Reporting Definitions 24 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward- looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, with assets comprising approximately 25.3 million square feet of gross leasable area (“GLA”), and with $7.5 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which generally translates to superior demographics, highly-educated graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. We believe this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Senior Management Peter N. Foss I Interim President and Chief Executive Officer Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development Brock J. Cusano | Senior Vice President - Operations Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$7.5B	~25.3M GLA	203%	BBB/Baa2
GROSS INVESTMENTS	ACROSS 461 BUILDINGS	TOTAL SHAREHOLDER RETURNS (Since December 2006)	INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Indianapolis, IN
Hartford, CT
Albany, NY
Pittsburgh, PA
Boston, MA
New York, NY
Denver, CO
Raleigh, NC
Charlotte, NC
Orange County / Los Angeles
Phoenix, AZ
Orlando, FL
Atlanta, GA
Houston, TX
Tampa, FL
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

The HTA Difference

Industry Leading Portfolio: Core, critical MOBs where healthcare demand is growing: on-campus, core community outpatient, and academic locations. With limited ground lease restrictions.

Key Market Focus: Investing in high growth markets where we can achieve operational scale. 10 markets of ~1MM square feet of GLA and 17 markets >500k square feet of GLA.

Unique, Vertically Integrated Operating Platform: The strength of a dedicated, national platform delivering tenant satisfaction, performance and growth in our key markets.

Strong and Diverse Tenant Base: Partnered with leading healthcare providers in our markets. ~74% of tenants are Health Systems or National/Regional providers. 60% of tenants are credit rated or affiliated with credit rated parties.

Steady and Consistent Performance: Delivering earnings growth to the bottom line, even during COVID.

Dividend Growth: Only MOB REIT to raise dividend in each of the last 7 years.

Investment Grade Balance Sheet: HTA believes its $1.3 billion in liquidity and low leverage positions it for future growth and stability.

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: HISTORY OF VALUE CREATION 7.7% Annualized Average Total Returns Since First Distribution in 2006 to June 30, 2021 Same Store Growth Normalized FFO/Share $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40 $0.41 $0.42 $0.42 $0.42 $0.42 $0.43 $0.43 $0.44 $0.44 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 $0.3 $0.35 $0.4 $0.45 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% 2.3% 2.6% 2.5% 2.7% 2.7% 2.9% 2.5% 2.5% 2.7% 0.6% 0.5% 2.5% 1.6% 2.1% 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 0% 1% 2% 3% 4% DELIVERING SHAREHOLDER VALUE Steady & Growing Dividend 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 5 2.3% REIT MOB Avg. Top MOB Tenants » AdventHealth » Harbin Clinic » Ascension » HCA Healthcare » Atrium Health » Highmark-Allegheny Health Network » Baylor Scott & White Health » Mercy Health » Boston Medical Center » Steward Health Care » CommonSpirit Health » Tenet Healthcare Corporation » Community Health Network » Tufts Medical Center » Community Health Systems » UNC Health Care 2.4% HTA Avg. 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 $0.28 $0.3 $0.32 $0.305 $0.310 $0.300 $0.315 $0.320

Recent Highlights Second Quarter 2021 Highlights: • Reported net income attributable to common stockholders of $0.17 per diluted share. • Reported Funds From Operations (“FFO”), as defined by NAREIT, of $0.44 per diluted share, an increase of 10.0% compared to Q2 2020. • Reported Normalized FFO of $0.44 per diluted share, an increase of 4.8% compared to Q2 2020. • Reported Normalized FAD of $81.0 million, an increase of 4.5% compared to Q2 2020. • Reported Same-Property Cash Net Operating Income (“NOI”) growth of 2.1% compared to Q2 2020. Year-to-date 2021: • Reported net income attributable to common stockholders of $60.0 million, or $0.27 per diluted share. • Reported FFO of $0.88 per diluted share, an increase of 7.3% compared to 2020. • Reported Normalized FFO of $0.88 per diluted share, an increase of 4.8% compared to 2020. • Reported Normalized FAD of $169.7 million, an increase of 9.6% compared to 2020. Portfolio Performance • As of June 30, 2021, our portfolio had a leased rate of 89.3% by gross leasable area (“GLA”) and an occupancy rate of 87.9% by GLA. • During Q2 2021, HTA executed leases of 647 thousand square feet of GLA, including 150 thousand square feet of GLA in new leases and 497 thousand square feet of GLA in renewals. Re-leasing spreads were 2.1% and tenant retention for the Same-Property portfolio was 80% by GLA. • Year-to-date, HTA executed leases of approximately 1.4 million square feet of GLA, including 359 thousand square feet of GLA in new leases and 993 thousand square feet of GLA in renewals. Re-leasing spreads were 2.6% and tenant retention for the Same-Property portfolio was 73% by GLA. Investment Activity • As of today, HTA has closed on or executed exclusive letters of intent on a total of approximately $373 million of investments on a year-to-date basis, including $304 million of medical office acquisitions that have closed or are under exclusive contract, subject to customary closing conditions, and $69 million in loan funding commitments to projects in the Texas Medical Center in Houston. This total includes $68.5 million of investments closed in the second quarter, including a $20 million acquisition of an MOB in Charleston, South Carolina and $48.5 million of loans associated with the previously announced Texas A&M Innovation Plaza in the Texas Medical Center in Houston that were funded within the quarter. • From a development perspective, HTA's existing projects remain on-track for delivery in 2021, while its pipeline of projects in pre-leasing have increased to over $375 million. In the second quarter, HTA completed its development projects in Miami, Florida and Bakersfield, California, which total approximately $51 million of investment with 136,000 square feet of GLA and are currently 82% leased. HTA's development pipeline consists of five projects in the pre-leasing process, totaling over 850 thousand square feet of GLA. These projects are located in Houston, Orlando and Raleigh and are highlighted by HTA's previously announced strategic partnership with Medistar Corporation to co-develop the Texas A&M Innovation Plaza - Horizon Tower located in Houston, Texas, a 485,000 square foot medical office and life sciences tower with anticipated costs of $215 million expected to commence construction in 2022. • During the three months ended June 30, 2021, HTA closed on the previously announced disposition of a 13 property portfolio with locations in Tennessee and Virginia, with an aggregate gross sales price of $67.5 million. This transaction qualified as a 1031 exchange with net proceeds held in a restricted cash account at quarter end. This portfolio generated annual returns of 10% over its 13-year period and generated a gain of approximately $32.8 million. Company Overview 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 6

Recent Highlights Cont'd • Our remaining three developments in California, Florida, and Texas continue to progress, and we anticipate completion on- time between Q1 and Q3 2021. The first two of these developments, representing 130,000 square feet of GLA and $50 million of total construction costs located in Miami, Florida and Bakersfield, California, are anticipated for construction completion and occupancy commencement in late Q1 2021, generating NOI beginning Q2 2021. Capital Activity and Liquidity • During the year, we remained focused on positioning our balance sheet to be poised for future investments through the refinancing of $600 million of existing debt from our $800 million senior unsecured note issuance in Q3 2020, allowing us to eliminate short-term revolver borrowings and near-term debt maturities until 2023 and beyond. • HTA ended Q4 with total liquidity of $1.3 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility, $277.5 million of unsettled equity forward transactions and $19.8 million of cash and cash equivalents. • As of the end of the quarter, HTA had $277.5 million of equity to be settled on a forward basis with the issuance of approximately 9.4 million shares of common stock, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements. • HTA ended Q4 2020 with total leverage of (i) 33.5%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.9x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity agreements, leverage would be 29.2% and 5.3x, respectively. Dividend On December 4, 2020, HTA’s Board of Directors announced a quarterly cash dividend of $0.320 per share of common stock and per Operating Partnership Unit, paid on January 12, 2021 to stockholders of record on January 5, 2021. This marks the 7th consecutive year of dividend increases to our stockholders. 2021 Guidance: HTA expects 2021 guidance to range as follows: The 2021 outlook guidance includes the following additional assumptions: • $300 - $600 million of investments at an average 5.5% to 6.0% yield; • $50 - $100 million of dispositions at a 5.0% to 7.0% yield; • general and administrative costs of $43 - $46 million; • average fully diluted shares of between 226 and 229 million fully diluted shares of common stock outstanding, with proceeds from equity previously raised on a forward basis being utilized to fund acquisitions as they close; • developments being substantially complete as set forth in the Development/Redevelopment summary found elsewhere in this document. • HTA expects leverage, measured as (i) debt less cash and cash equivalents to total capitalization, and (ii) measured as debt less cash and cash equivalents to Adjusted EBITDAre to range between 5.5x and 6.0x throughout the year. HTA's 2021 guidance is based on a number of various assumptions that are subject to change and many of which are outside the control of the Company. Additionally, HTA's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. If actual results vary from these assumptions, HTA's expectations may change. There can be no assurance that HTA will achieve these results. Company Overview 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 7 Recent Highlights Cont'd Capital Activity and Liquidity • HTA ended Q2 2021 with total leverage of (i) 33.5%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 6.0x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity agreements, leverage would be 30.4% and 5.5x, respectively. • HTA ended Q2 with total liquidity of $1.3 billion, inclusive of $955.0 million available on our unsecured revolving credit facility, $277.5 million of unsettled equity forward transactions, $65.0 million of restricted cash for funds held in a 1031 exchange account and $19.8 million of cash and cash equivalents. • As of the end of the quarter, HTA had $277.5 million of equity, based on an average initial forward price of $29.46 per share, to be settled on a forward basis with the issuance of approximately 9.4 million shares of common stock, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements. Subsequent Events • On August 3, 2021, HTA’s Board of Directors announced an increased quarterly cash dividend of $0.325 per share of common stock, and per Healthcare Trust of America Holdings, LP Operating Partnership Unit, to be paid on October 11, 2021 to stockholders and unitholders of record on October 4, 2021. 2021 Guidance: HTA updates its 2021 guidance range as follows: The 2021 guidance includes the following additional assumptions: • $375 - $600 million of investments at an average 5.5% to 6.0% yield; • $70 - $125 million of dispositions at a 5.0% to 6.5% yield; • general and administrative costs of $43 - $46 million; • average fully diluted shares of between 224 and 226 million fully diluted shares of common stock outstanding, with proceeds from equity previously raised on a forward basis being utilized to fund acquisitions as they close; and • developments being substantially completed as planned. • The lower end of the range assumes settlement of forward equity agreements without deployment of cash proceeds for investments. • HTA expects leverage, measured as (i) debt less cash and cash equivalents to total capitalization, and (ii) measured as debt less cash and cash equivalents to Adjusted EBITDAre to range between 5.5x and 6.0x throughout the year. HTA’s 2021 guidance is based on a number of assumptions that are subject to change and many of which are beyond HTA’s control. Additionally, HTA’s guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. If actual results vary from these assumptions, HTA’s expectations may change. There can be no assurance that HTA will achieve these results. Annual Expectations Low to High Net income attributable to common stockholders per share $ 0.40 $ 0.44 Same-Property Cash NOI 2.0% 2.5 % FFO per share, as defined by NAREIT $ 1.70 $ 1.77 Normalized FFO per share $ 1.74 $ 1.78

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	2Q21	1Q21	4Q20	3Q20	2Q20
INCOME ITEMS					
Revenues	$ 188,615	$ 191,493	$ 187,018	$ 187,326	$ 178,845
NOI [1][2]	131,206	131,914	130,469	130,078	122,645
Adjusted EBITDAre, annualized [1][3]	496,792	505,952	496,776	489,928	482,112
FFO [1][3]	96,789	97,849	95,330	68,489	87,766
Normalized FFO [1][3]	97,583	98,308	96,450	96,235	92,993
Normalized FAD [1][3]	80,976	88,758	80,284	82,419	77,465
Net income attributable to common stockholders per diluted share	$ 0.17	$ 0.10	$ 0.13	$ (0.03)	$ 0.06
FFO per diluted share	0.44	0.44	0.43	0.31	0.40
Normalized FFO per diluted share	0.44	0.44	0.43	0.43	0.42
Same-Property Cash NOI growth [4]	2.1%	1.6%	2.5%	0.5%	0.6%
Fixed charge coverage ratio [5]	5.07x	5.06x	4.94x	4.82x	4.67x

	As of				
	2Q21	1Q21	4Q20	3Q20	2Q20
ASSETS					
Gross real estate investments	$ 7,845,368	$ 7,809,702	$ 7,812,884	$ 7,636,402	$ 7,606,409
Total assets	6,725,404	6,696,591	6,790,692	6,774,572	6,644,496
CAPITALIZATION					
Net debt [6]	$ 2,988,662	$ 2,997,742	$ 2,911,592	$ 2,799,396	$ 2,743,493
Total capitalization [7]	8,924,659	9,129,686	9,028,171	8,573,996	8,633,134
Net debt/total capitalization [6]	33.5%	32.8%	32.3%	32.6%	31.8%

(1) Refer to pages 24 and 25 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 13 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense and scheduled principal payments.
(6) Refer to page 15 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 15 for details.

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot

(as of June 30, 2021)

Investments in Real Estate (1)	$	7.5
Total portfolio GLA (2)		25.3
Leased rate (3)		89.3%
Same-Property portfolio tenant retention rate (YTD) (4)		73%
% of GLA managed internally		97%
% of GLA on-campus/adjacent		67%
% of invested dollars in key markets in top 75 MSAs (5)		95%
Weighted average remaining lease term for all buildings (6)		5.5
Weighted average remaining lease term for single-tenant buildings (6)		6.1
Weighted average remaining lease term for multi-tenant buildings (6)		5.1
Credit ratings (Standard & Poor's/Moody's)		BBB(Stable)/Baa2(Stable)
Cash and cash equivalents (2)	$	19.8
Net debt/total capitalization		33.5%
Weighted average interest rate per annum on portfolio debt (7)		2.86%

Building Type

% of Portfolio (based on GLA)



Medical Office Buildings 95%
Senior Care 1%
Hospitals 4%

Presence in Top MSAs (8)

% of Portfolio (based on annualized base rent)



Atlanta, GA 4.5%
Hartford/New Haven, CT 4.5%
Indianapolis, IN 4.6%
Phoenix, AZ 4.4%
Miami, FL 5.0%
Tampa, FL 4.3%
Pittsburgh, PA 3.6%
Houston, TX 5.8%
Boston, MA 6.4%
Dallas, TX 9.7%
All Other Markets 5.2%
Remaining Top MSAs 42.0%

(1) Amount presented in billions. Refer to page 24 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 25 for the reporting definition of Retention.
(5) Refer to page 24 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts presented in years.
(7) Includes the impact of cash flow hedges.
(8) Refer to page 20 for a detailed table of HTA' s Key Markets in Top 75 MSA Concentration.

HTA LISTED NYSE

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 9

As of 2Q21 4Q20 ASSETS Real estate investments: Land $ 596,084 $ 596,269 Building and improvements 6,542,944 6,507,816 Lease intangibles 617,731 628,621 Construction in progress 88,609 80,178 7,845,368 7,812,884 Accumulated depreciation and amortization (1,806,165) (1,702,719) Real estate investments, net 6,039,203 6,110,165 Investment in unconsolidated joint venture 63,593 64,360 Cash and cash equivalents 19,796 115,407 Restricted cash 70,542 3,358 Receivables and other assets, net 294,550 251,728 Right-of-use assets - operating leases, net 228,870 235,223 Other intangibles, net 8,850 10,451 Total assets $ 6,725,404 $ 6,790,692 LIABILITIES AND EQUITY Liabilities: Debt $ 3,073,465 $ 3,026,999 Accounts payable and accrued liabilities 172,653 200,358 Derivative financial instruments - interest rate swaps 10,755 14,957 Security deposits, prepaid rent and other liabilities 83,474 82,553 Lease liabilities - operating leases 195,210 198,367 Intangible liabilities, net 29,959 32,539 Total liabilities 3,565,516 3,555,773 Commitments and contingencies Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 218,825,737 and 218,578,012 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively 2,188 2,186 Additional paid-in capital 4,919,353 4,916,784 Accumulated other comprehensive loss (12,734) (16,979) Cumulative dividends in excess of earnings (1,807,753) (1,727,752) Total stockholders’ equity 3,101,054 3,174,239 Non-controlling interests 58,834 60,680 Total equity 3,159,888 3,234,919 Total liabilities and equity $ 6,725,404 $ 6,790,692 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 10

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended	
	2Q21	2Q20	2Q21	2Q20
Revenues:				
Rental income	$ 188,494	$ 178,670	$ 379,844	$ 364,201
Interest and other operating income	121	175	264	420
Total revenues	188,615	178,845	380,108	364,621
Expenses:				
Rental	57,409	56,200	116,988	113,062
General and administrative	10,929	10,160	21,489	21,678
Transaction	66	32	162	172
Depreciation and amortization	74,977	74,927	151,251	152,592
Interest expense	23,133	24,277	46,119	48,149
Impairment	16,825	—	16,825	—
Total expenses	183,339	165,596	352,834	335,653
Gain on sale of real estate, net	32,753	—	32,753	1,991
Income from unconsolidated joint venture	406	379	798	801
Other income	304	97	307	173
Net income	$ 38,739	$ 13,725	$ 61,132	$ 31,933
Net income attributable to non-controlling interests	(728)	(236)	(1,091)	(543)
Net income attributable to common stockholders	$ 38,011	$ 13,489	$ 60,041	$ 31,390
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.17	$ 0.06	$ 0.27	$ 0.14
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.17	$ 0.06	$ 0.27	$ 0.14
Weighted average common shares outstanding:				
Basic	218,822	218,483	218,787	217,588
Diluted	222,326	222,088	222,297	221,228
Dividends declared per common share	$ 0.320	$ 0.315	$ 0.640	$ 0.630

HTA LISTED NYSE

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 11

Six Months Ended 2Q21 2Q20 Cash flows from operating activities: Net income $ 61,132 $ 31,933 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 142,062 144,724 Share-based compensation expense 5,402 5,303 Income from unconsolidated joint venture (798) (801) Distributions from unconsolidated joint venture 1,565 1,670 Impairment 16,825 — Gain on sale of real estate, net (32,753) (1,991) Changes in operating assets and liabilities: Receivables and other assets, net 10,540 2,504 Accounts payable and accrued liabilities (8,552) (6,337) Security deposits, prepaid rent and other liabilities (4,496) 5,178 Net cash provided by operating activities 190,927 182,183 Cash flows from investing activities: Investments in real estate (50,628) (41,338) Development of real estate (33,983) (30,367) Proceeds from the sale of real estate 65,349 6,420 Capital expenditures (53,471) (43,917) Collection of real estate notes receivable 15,405 514 Advances on real estate notes receivable (61,020) (6,000) Net cash used in investing activities (118,348) (114,688) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 100,000 1,314,000 Payments on unsecured revolving credit facility (55,000) (1,150,000) Payments on secured mortgage loans — (96,206) Proceeds from issuance of common stock — 50,020 Issuance of OP Units — 1,378 Repurchase and cancellation of common stock (3,377) (4,798) Dividends paid (140,022) (137,050) Distributions paid to non-controlling interest of limited partners (2,607) (2,455) Net cash used in financing activities (101,006) (25,111) Net change in cash, cash equivalents and restricted cash (28,427) 42,384 Cash, cash equivalents and restricted cash - beginning of period 118,765 37,616 Cash, cash equivalents and restricted cash - end of period $ 90,338 $ 80,000 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 12

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 2Q21	Three Months Ended 2Q20	Six Months Ended 2Q21	Six Months Ended 2Q20
Net income attributable to common stockholders	$ 38,011	$ 13,489	$ 60,041	$ 31,390
Depreciation and amortization expense related to investments in real estate	74,219	73,769	149,550	150,506
Gain on sale of real estate, net	(32,753)	—	(32,753)	(1,991)
Impairment	16,825	—	16,825	—
Proportionate share of joint venture depreciation and amortization	487	508	975	975
FFO attributable to common stockholders	$ 96,789	$ 87,766	$ 194,638	$ 180,880
Transaction expenses	66	32	162	172
Non-controlling income from OP units included in diluted shares	728	236	1,091	543
Other normalizing adjustments [1]	—	4,959	—	5,031
Normalized FFO attributable to common stockholders	$ 97,583	$ 92,993	$ 195,891	$ 186,626
Non-cash compensation expense	2,065	2,100	5,402	5,303
Straight-line rent adjustments, net	(3,622)	(3,717)	(7,396)	(6,962)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	371	676	992	(95)
Amortization of deferred financing costs and debt discount/premium, net	1,164	1,006	2,328	1,987
Recurring capital expenditures, tenant improvements and leasing commissions	(16,585)	(15,593)	(27,483)	(31,933)
Normalized FAD attributable to common stockholders	$ 80,976	$ 77,465	$ 169,734	$ 154,926
Net income attributable to common stockholders per diluted share	$ 0.17	$ 0.06	$ 0.27	$ 0.14
FFO adjustments per diluted share, net	0.27	0.34	0.61	0.68
FFO attributable to common stockholders per diluted share	$ 0.44	$ 0.40	$ 0.88	$ 0.82
Normalized FFO adjustments per diluted share, net	0.00	0.02	0.00	0.02
Normalized FFO attributable to common stockholders per diluted share	$ 0.44	$ 0.42	$ 0.88	$ 0.84
Weighted average diluted common shares outstanding	222,326	222,088	222,297	221,228

Adjusted EBITDA*re* [2]	Three Months Ended 2Q21
Net income	$ 38,739
Interest expense	23,133
Depreciation and amortization expense	74,977
Impairment	16,825
Gain on sale of real estate, net	(32,753)
Proportionate share of joint venture depreciation and amortization	487
EBITDAre	$ 121,408
Transaction expenses	66
Non-cash compensation expense	2,065
Pro forma impact of investments/dispositions	332
Pro forma impact of developments	327
Adjusted EBITDA*re*	$ 124,198
Adjusted EBITDA*re*, annualized	$ 496,792
As of June 30, 2021:	
Debt	$ 3,073,465
Less: cash and cash equivalents [3]	84,803
Net Debt	$ 2,988,662
Net Debt to Adjusted EBITDA*re*	6.0x

(1) For the three months ended June 30, 2020, other normalizing adjustments includes the following: non-recurring bad debt of $4,672 thousand; incremental hazard pay to facilities employees of $242 thousand; and incremental personal protective equipment of $45 thousand. For the six months ended June 30, 2020, other normalizing adjustments includes the following: non-recurring bad debt of $4,672 thousand; incremental hazard pay to facilities employees of $314 thousand; and incremental personal protective equipment of $45 thousand.

(2) Refer to page 24 for the reporting definitions of EBITDA*re*, as defined by NAREIT, and Adjusted EBITDA*re*.

(3) Cash and cash equivalents includes $65.0M of restricted cash for funds held in a 1031 exchange account pending re-investment.

HTA LISTED NYSE

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Period Ending $45,000 $600,000 $500,000 $650,000 $800,000 $300,000 $200,000 Unsecured Revolving Credit Facility Unsecured Senior Notes Unsecured Term Loans 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Composition and Maturity Schedule (as of June 30, 2021, dollars in thousands) Debt Composition (1) The stated rate on the debt instrument as of the end of the period. (2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period. (3) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. Maturity Schedule 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 14 Principal Balance Deferred Financing Costs, Net (Discounts)/ Premium, Net Total Stated Rate (1) Hedged Rate (2) Unsecured senior note due 2026 $ 600,000 $ (2,377) $ 5,663 $ 603,286 3.50% 3.50% Unsecured senior note due 2027 500,000 (2,539) (1,631) 495,830 3.75 3.75 Unsecured senior note due 2030 650,000 (4,689) (1,893) 643,418 3.10 3.10 Unsecured senior note due 2031 800,000 (6,289) (6,013) 787,698 2.00 2.00 Total unsecured senior notes $ 2,550,000 $ (15,894) $ (3,874) $ 2,530,232 Unsecured term loan due 2023 300,000 (752) — 299,248 1.23% 2.52% Unsecured term loan due 2024 200,000 (1,015) — 198,985 1.10 2.32 Total unsecured term loans $ 500,000 $ (1,767) $ — $ 498,233 Unsecured revolving credit facility (3) 45,000 — — 45,000 1.13% 1.13% Total debt $ 3,095,000 $ (17,661) $ (3,874) $ 3,073,465 2.66% 2.86% Financial Information

Capitalization 2Q21 Unsecured revolving credit facility $ 45,000 Unsecured term loans 500,000 Unsecured senior notes 2,550,000 Secured mortgage loans — Deferred financing costs, net (17,661) Discount, net (3,874) Total debt $ 3,073,465 Less: cash and cash equivalents (1) 84,803 Net debt $ 2,988,662 Stock price (as of June 30, 2021) $ 26.70 Total diluted common shares outstanding 222,322 Equity capitalization $ 5,935,997 Total capitalization $ 8,924,659 Total undepreciated assets $ 8,531,569 Gross book value of unencumbered assets $ 7,967,722 Total debt/undepreciated assets 36.0% Net debt/total capitalization 33.5% Available Capital: Unsecured Revolving Credit Facility $ 955,000 Outstanding Forward Equity 277,458 Restricted Cash (1031 Exchange Funds) 65,007 Cash and Cash Equivalents 19,796 Total Available Capital: $ 1,317,261 Equity 67% Unsecured Debt 33% Financial Information Capitalization and Covenants (as of June 30, 2021, dollars and shares in thousands, except stock price) Covenants Bank Loans Required 2Q21 Total leverage ≤ 60% 38% Secured leverage ≤ 30% 0% Fixed charge coverage ≥ 1.50x 5.07x Unencumbered leverage ≤ 60% 38% Unencumbered coverage ≥ 1.75x 5.06x Senior Notes Required 2Q21 Total leverage ≤ 60% 37% Secured leverage ≤ 40% 0% Unencumbered asset coverage ≥ 150% 269% Interest coverage ≥ 1.50x 5.11x 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 15 (1) Cash and cash equivalents includes $65.0M of restricted cash for funds held in a 1031 exchange account pending re-investment.

Portfolio Information

Same-Property Performance and NOI

(as of June 30, 2021, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	2Q21	1Q21	2Q20	$ Change	% Change	$ Change	% Change
Rental revenue	$ 134,548	$ 135,217	$ 132,552	$ (669)	(0.5%)	$ 1,996	1.5%
Tenant recoveries	40,235	41,830	38,751	(1,595)	(3.8)	1,484	3.8
Total rental income	174,783	177,047	171,303	(2,264)	(1.3)	3,480	2.0
Expenses	52,254	53,770	51,238	(1,516)	(2.8)	1,016	2.0
Same-Property Cash NOI	$ 122,529	$ 123,277	$ 120,065	$ (748)	(0.6%)	$ 2,464	2.1%
Rental Margin [1]	91.1%	91.2%	90.6%				

	As of		
	2Q21	1Q21	2Q20
Number of buildings	432	432	432
GLA	23,405	23,405	23,400
Leased GLA, end of period	21,118	21,158	21,382
Leased %, end of period	90.2%	90.4%	91.4%
Occupancy GLA, end of period	20,926	20,993	21,272
Occupancy %, end of period	89.4%	89.7%	90.9%

NOI [2]

	Three Months Ended	
	2Q21	2Q20
Net income	$ 38,739	$ 13,725
General and administrative expenses	10,929	10,160
Transaction expenses	66	32
Depreciation and amortization expense	74,977	74,927
Impairment	16,825	—
Interest expense	23,133	24,277
(Gain) loss on sale of real estate, net	(32,753)	—
Income from unconsolidated joint venture	(406)	(379)
Other income	(304)	(97)
NOI	$ 131,206	$ 122,645
NOI percentage growth	7.0%	
NOI	$ 131,206	$ 122,645
Straight-line rent adjustments, net	(3,622)	(3,717)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(400)	(344)
Notes receivable interest income	(3)	(3)
Other normalizing adjustments [3]	—	4,959
Cash NOI	$ 127,181	$ 123,540
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(4,477)	(2,176)
Redevelopment Cash NOI	(282)	(1,334)
Intended for sale Cash NOI [4]	107	35
Same-Property Cash NOI	$ 122,529	$ 120,065
Same-Property Cash NOI percentage growth	2.1%	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 24 and 25 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(3) For the three months ended June 30, 2020, other normalizing adjustments includes the following: non-recurring bad debt of $4,672 thousand; incremental hazard pay to facilities employees of $242 thousand; and incremental personal protective equipment of $45 thousand.
(4) Relates to properties currently under contract for sale, but that remain subject to customary diligence and closing conditions, and, thus, are not guaranteed to transact.

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 16

Property Market Date Acquired/ Invested % Leased at Acquisition Purchase Price (1) GLA Acquisitions: Mt. Carmel East MOB Columbus, OH January 92% $ 16,225 75 Duke Medical Plaza Raleigh, NC March 100 16,300 42 East Cooper MOB Charleston, SC April 100 20,000 40 Total Acquisitions 52,525 157 Texas Medical Center Notes (2) Houston, TX June 48,480 — Total Investments $ 101,005 157 Portfolio Information Investment Activity (as of June 30, 2021, dollars and GLA in thousands) 2021 Investments Annual Investment Activity (3) 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 17 (1) Excludes corporate assets and land only purchases. (2) Represents mezzanine and mortgage notes funded through June 30, 2021. HTA has real estate loan commitments totaling $69,119, of which $20,639 was unfunded as of June 30, 2021. (3) Excludes real estate note receivables and corporate assets. As of June 30, 2021, HTA has invested $7.5 billion primarily in MOBs, development properties and other healthcare assets comprising 25.3 million square feet of GLA. Annual Investment Activity $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 $271,510 $700,764 $2,722,467 $557,938 $191,963 $(82,885) $(35,685) $(39,483) $(85,150) $(308,550) Acquisitions Dispositions 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $-350,000 $0 $350,000 $700,000 $1,050,000 $1,400,000 $1,750,000 $2,100,000 $2,450,000 $2,800,000 $(4,900) $17,729 $(24,310) $52,525 Property Market Date Disposed Sales Price GLA Ballad Portfolio (13 buildings) Tennessee and Virginia May $ 67,500 410 Total $ 67,500 410 2021 Dispositions $(67,500)

Portfolio Information

Development Activity and Property Capital Expenditures

(as of June 30, 2021, dollars and GLA in thousands)

Completed Projects

Project	MSA	Total GLA	% Leased	Total Construction Cost	Completed Costs	Costs to Complete	Expected Stabilization
Cary MOB	Raleigh, NC	127	97	$ 43,897	$ 36,027	$ 7,870	2021
Jackson South MOB [1]	Miami, FL	52	69	21,331	17,733	3,598	2021
Memorial Hospital MOB	Bakersfield, CA	84	90	29,258	25,199	4,059	2021
Total Completed Projects		263	89	$ 94,486	$ 78,959	$ 15,527	

Active Development/Redevelopment Projects

Project	MSA	Total GLA	% Leased	Total Construction Cost	LTD Costs [2]	Costs to Complete	Estimated Completion
Development:							
Pavilion III MOB	Dallas, TX	109	74	$ 59,608	$ 40,633	$ 18,975	3Q21
Total Development [3]		109	74	59,608	40,633	18,975	
Redevelopment:							
Mission Medical Center Bldgs I & II	Los Angeles, CA	105	30	19,835	19,781	54	2Q21
Westminster MOB	Denver, CO	37	100	4,994	4,601	393	2Q21
Houston Methodist	Houston, TX	49	63	5,753	5,457	296	3Q21
Total Redevelopment		191	52	30,582	29,839	743	
Total Active Development/Redevelopment Projects		300	60	$ 90,190	$ 70,472	$ 19,718	

Property Capital Expenditures

	Three Months Ended 2Q21	Six Months Ended 2Q21
Recurring capital expenditures	$ 6,910	$ 8,966
Tenant improvements - 2nd generation	7,336	14,244
Lease commissions	2,339	4,273
Total recurring capital expenditures	$ 16,585	$ 27,483
Capital expenditures - 1st generation/acquisition	3,502	6,921
Capital expenditures/tenant improvements - redevelopment	3,216	6,008
Tenant improvements - 1st generation/acquisition	2,074	3,022
Total capital expenditures incurred	$ 25,377	$ 43,434

During the three and six months ended June 30, 2021, approximately $1.9 million and $2.3 million of capital expenditures were incurred related to environmental, sustainability or other conservation initiatives.

(1) For the three months ended June 30, 2021, unstabilized development asset was in a contractual rent concession period and, consequently, produced negative Cash NOI pursuant to the definition on page 24. Annual Cash NOI upon full stabilization is expected to approximate $1.5 million. Costs to complete primarily represent tenant improvements pending completion.

(2) Represents Life-to-Date (LTD) incremental construction costs for assets that have not been placed in service and excludes existing book value of development and redevelopment assets.

(3) HTA currently has five additional development projects in the pre-leasing process.

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 18

Portfolio Information

Net Asset Value Components

(as of June 30, 2021, in thousands)

Cash NOI

	2Q21 Cash NOI	Timing/Other Adjustments [1]	Incremental NOI Upon Stabilization [3]	2Q21 Adjusted Cash NOI	Annualized Adjusted Cash NOI
Same-Store Cash NOI	$ 122,529	$ —	$ —	$ 122,529	$ 490,116
Acquisitions/Dispositions Cash NOI [2]	4,502	(569)	—	3,933	15,732
Unstabilized development assets Cash NOI	(25)	—	410	385	1,540
Intended for sale Cash NOI	(107)	—	—	(107)	(428)
Redevelopment Cash NOI	282	(282)	—	—	—
Total	$ 127,181	$ (851)	$ 410	$ 126,740	$ 506,960

Other Assets

Cash and cash equivalents and restricted cash	$ 90,338
Receivables and other assets [4]	100,180
Investment in unconsolidated joint venture	63,593
Development and redevelopment LTD costs [5]	70,472
Book value of development and redevelopment assets [6]	188,753
Land parcels held for development	31,816
Total	$ 545,152

Obligations

Unsecured revolving credit facility	$ 45,000
Unsecured term loans	500,000
Unsecured senior notes	2,550,000
Total debt	$ 3,095,000
Accounts payable and accrued liabilities [7]	101,351
Security deposits, prepaid rent and other liabilities [8]	68,022
Total	$ 3,264,373

Total Shares Outstanding

Total Diluted Common Shares Outstanding	222,326

(1) Timing and other adjustments include the pro forma impact of current quarter acquisitions and dispositions as well as the elimination of Cash NOI for redevelopment assets. Does not include pro forma impact of development properties.
(2) Represents Cash NOI on acquisitions not owned/operated for all periods presented and disposed properties Cash NOI.
(3) Represents incremental Cash NOI on recently completed and unstabilized development assets only. Anticipated incremental Cash NOI upon stabilization of development and redevelopment assets will be determined upon substantial completion of construction and/or stabilization.
(4) Includes tenant receivables of $9,966, other receivables of $5,118, prepaid expenses, deposits, equipment and other of $38,755 and real estate notes receivable, net of $46,341.
(5) Excludes LTD costs from a recently completed development.
(6) Represents existing book value on development and redevelopment assets not included in LTD costs, for which Cash NOI is excluded from 2Q21 Adjusted Cash NOI. Amount includes book value of seven properties undergoing substantial tenant improvement activities or in a pre-construction phase not included in Active Development and Redevelopment Projects on page 18 in addition to four Active Development and Redevelopment Projects included on page 18. Amount does not include book value of unstabilized development assets or a recently completed development.
(7) Excludes accrued dividend distributions of $71,302 which represents our quarterly dividend being declared in one quarter and paid in the next. This accrual is excluded for purposes of calculating net asset value to provide comparability to REIT peers whose dividends are declared and paid within the same quarter.
(8) Excludes finance right-of-use liability of $15,452.

HTA
LISTED
NYSE

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 19

Portfolio Information

Key Markets in Top 75 MSA Concentration

(as of June 30, 2021, dollars and GLA in thousands)

Key Markets in Top 75 MSA Concentration [1]

Key Markets	Annualized Base Rent [2]	% of Annualized Base Rent	Total GLA [3]	% of Portfolio	Investment	% of Investment
Dallas, TX	$ 54,473	9.7%	2,101	8.3%	$ 868,274	11.5%
Boston, MA	35,633	6.4	965	3.8	397,693	5.3
Houston, TX	32,422	5.8	1,665	6.6	465,869	6.2
Miami, FL	27,882	5.0	1,227	4.8	308,449	4.1
Indianapolis, IN	25,861	4.6	1,396	5.5	281,768	3.7
Atlanta, GA	25,166	4.5	1,121	4.4	338,886	4.5
Hartford/New Haven, CT	25,155	4.5	1,165	4.6	347,104	4.6
Phoenix, AZ	24,854	4.4	1,316	5.2	267,781	3.6
Tampa, FL	24,323	4.3	954	3.8	347,764	4.6
Pittsburgh, PA	20,145	3.6	1,094	4.3	148,612	2.0
Raleigh, NC	19,174	3.4	790	3.1	228,105	3.0
Charlotte, NC	18,604	3.3	922	3.6	214,887	2.9
Orange County/Los Angeles, CA	17,363	3.1	719	2.8	326,070	4.3
New York, NY	15,551	2.8	615	2.4	256,144	3.4
Albany, NY	14,864	2.7	833	3.3	170,071	2.3
Chicago, IL	13,827	2.5	454	1.8	231,178	3.1
Denver, CO	13,377	2.4	607	2.4	265,807	3.5
Orlando, FL	12,717	2.3	513	2.0	156,300	2.1
Austin, TX	9,147	1.6	409	1.7	164,425	2.2
El Paso, TX	9,080	1.5	476	2.0	121,409	1.5
Top 20 MSAs	439,618	78.4	19,342	76.4	5,906,596	78.4
Additional Top MSAs	91,595	16.4	4,649	18.4	1,257,487	16.6
Total Key Markets in Top 75 MSAs	$ 531,213	94.8%	23,991	94.8%	$ 7,164,083	95.0%
All Other Markets	29,287	5.2	1,326	5.2	373,831	5.0
Total All Markets	$ 560,500	100 %	$ 25,317	100 %	$ 7,537,914	100 %

(1) Key markets are titled as such based on HTA's concentration in the respective MSA
(2) Refer to page 24 for the reporting definition of Annualized Base Rent.
(3) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 20

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of June 30, 2021, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Type

	Number of Buildings	Number of States	Annualized Base Rent [(1)]	% of Annualized Base Rent	GLA [(2)]	% of Total GLA
Medical Office Buildings						
Single-tenant	127	18	$ 139,529	24.9%	5,818	23.0%
Multi-tenant	316	32	383,295	68.4	18,191	71.8
Other Healthcare Facilities						
Hospitals	15	7	31,890	5.7	954	3.8
Senior care	3	1	5,786	1.0	354	1.4
Total	461	32	$ 560,500	100%	25,317	100%
Net-Lease/Gross-Lease						
Net-lease	300	30	$ 374,444	66.8%	16,423	64.9%
Gross-lease	161	20	186,056	33.2	8,894	35.1
Total	461	32	$ 560,500	100%	25,317	100%

Historical Campus Proximity [(3)]

	As of 2Q21	1Q21	4Q20	3Q20	2Q20
Off-Campus Aligned	26%	26%	26%	26%	27%
On-Campus	67	67	67	67	66
On-Campus/Aligned	93%	93%	93%	93%	93%
Off-Campus/Non-Aligned	7	7	7	7	7
Total	100%	100%	100%	100%	100%

Ownership Interests [(4)]

	Number of Buildings	Annualized Base Rent [(1)]	% of Annualized Base Rent	GLA [(2)]	As of [(5)] 2Q21	1Q21	4Q20	3Q20	2Q20
Fee Simple	317	$ 349,215	62 %	15,755	62%	62%	62%	63%	63%
Customary Health System Restrictions	137	201,986	36	9,193	36	36	36	36	36
Economic with Limited Restrictions	6	8,835	2	334	2	2	2	1	1
Occupancy Health System Restrictions	1	464	—	35	—	—	—	—	—
Leasehold Interest Subtotal	144	211,285	38	9,562	38	38	38	37	37
Total	461	$ 560,500	100 %	25,317	100%	100%	100%	100%	100%

(1) Refer to page 24 for the reporting definition of Annualized Base Rent.
(2) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Percentages shown as percent of total GLA. Refer to page 25 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Refer to pages 24 and 25 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(5) Percentages shown as percent of total GLA.

HTA LISTED NYSE

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of June 30, 2021, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term (1)	Average Base Rent (2) Expiring	Average Base Rent (2) Starting	Tenant Improvements (2)	Leasing Commissions (2)
1Q 2021						
New Leases	209	4.4		$ 22.72	$ 22.34	$ 3.63
Renewal Leases	496	4.2	$ 24.92	25.69	5.03	2.21
Total 1Q 2021	705	4.2		$ 24.75	$ 10.32	$ 2.64
2Q 2021						
New Leases	150	7.3		$ 24.96	$ 36.63	$ 4.31
Renewal Leases	497	3.6	$ 24.32	24.83	5.26	2.06
Total 2Q 2021	647	4.5		$ 24.86	$ 12.56	$ 2.58
YTD 2021						
New Leases	359	5.6		$ 23.66	$ 28.40	$ 3.91
Renewal Leases	993	3.9	$ 24.62	25.25	5.15	2.13
Total YTD 2021	1,352	4.4		$ 24.80	$ 11.42	$ 2.61

Historical Leased Rate (3)

	As of 2Q21	1Q21	4Q20	3Q20	2Q20
Total portfolio leased rate	89.3%	89.2%	89.8%	90.1%	90.4%
On-campus/aligned leased rate	89.4	89.3	89.8	90.1	90.4
Off-campus/non-aligned leased rate	87.9	88.7	90.0	90.5	90.5
Total portfolio occupancy rate	87.9	87.9	89.1	89.5	89.7

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Annualized Base Rent of Expiring Leases (4)	% of Total Annualized Base Rent	Total GLA of Expiring Leases (5)	% of GLA of Expiring Leases
Month-to-month	101	$ 3,475	0.6%	151	0.7%
2021	299	23,986	4.3	943	4.2
2022	649	64,407	11.5	2,428	10.7
2023	556	58,722	10.5	2,612	11.6
2024	519	65,368	11.7	2,490	11.0
2025	370	51,892	9.3	2,078	9.2
2026	420	46,806	8.4	2,171	9.6
2027	217	56,299	10.0	2,082	9.2
2028	160	32,302	5.8	1,322	5.8
2029	213	42,272	7.4	1,718	7.6
2030	101	30,347	5.4	1,139	5.0
Thereafter	296	84,624	15.1	3,478	15.4
Total	3,901	$ 560,500	100%	22,612	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot of GLA.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development, and including 100% of the GLA of its unconsolidated joint venture.
(4) Refer to page 24 for the reporting definition of Annualized Base Rent.
(5) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.

2Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 22

Tenant Weighted Average Remaining Lease Term (5) Credit Rating (6) Annualized Base Rent (1) % of Annualized Base Rent Total Leased GLA (7) % of Leased GLA Baylor Scott & White Health 5 Aa3 $ 23,277 4.1% 820 3.6% HCA Healthcare 6 Baa3 19,524 3.5 667 3.0 Highmark-Allegheny Health Network 8 Baa1 17,681 3.2 927 4.1 Tenet Healthcare Corporation 7 B2 14,798 2.6 596 2.6 Ascension 6 Aa2 11,702 2.1 482 2.1 Tufts Medical Center 6 Aa3 11,262 2.0 255 1.1 Steward Health Care 8 NR 10,644 1.9 380 1.7 AdventHealth 5 Aa2 9,890 1.8 402 1.8 Community Health Systems 7 B3 7,850 1.4 385 1.7 Emblem Health 14 C+ 7,462 1.3 281 1.3 CommonSpirit Health 9 Baa1 7,427 1.3 360 1.6 Trinity Health 6 Aa3 7,218 1.3 287 1.3 Harbin Clinic 6 NR 7,118 1.3 316 1.4 Mercy Health 5 A1 7,025 1.3 270 1.2 United Health Group 4 A3 6,445 1.1 282 1.2 Total $ 169,323 30.2% 6,710 29.7% Portfolio Information Tenant Profile, Tenant Specialty and Top MOB Tenants (as of June 30, 2021, dollars and GLA in thousands, except as otherwise noted) Top MOB Tenants (4) (1) Refer to page 24 for the reporting definition of Annualized Base Rent. (2) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs. (3) Primary Care includes Pediatrics, Family and Internal Medicine. (4) Represents direct leases with leading MOB health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated. (5) Amounts presented in years. (6) Credit ratings from S&P, Moody's or AM Best where appropriate. (7) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture. 2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 23 Tenant Specialty (2) Specialty On-Campus Off-Campus Total Primary Care (3) 15.7% 17.6% 16.3% Orthopedics/Sports Medicine 8.8% 10.0% 9.2% Obstetrics/Gynecology 9.1 3.8 7.4 Cardiology 6.4 3.2 5.3 Oncology 3.8 2.4 3.3 Imaging/Diagnostics/Radiology 3.1 5.1 3.8 Eye and Vision 2.9 3.5 3.1 General Surgery 2.4 2.5 2.4 Other Specialty 35.1 36.3 35.6 Specialty 71.6% 66.8% 70.1% Ambulatory Surgery Center 3.8% 5.8% 4.4% Education/Research 3.2 2.0 2.8 Pharmacy 1.1 0.5 0.9 Other 4.6 7.3 5.5 Total 100% 100% 100% Tenant Classification Annualized Base Rent (1) % of Annualized Base Rent Health Systems/Universities $ 333,407 60% National/Large Regional Providers 80,970 14 Local Healthcare Providers/Other 146,123 26 Total $ 560,500 100% Credit Rated Tenancy Investment Grade $ 271,649 49% Other Credit Rated 63,732 11 Total Credit Rated $ 335,381 60% Not Rated/Other 225,119 40 Total $ 560,500 100% Tenant Profile Credit Rated Tenancy Ratings Leased GLA (3) % of GLA ABR (4) % of ABR Investment Grade 10,805 48% $ 260,452 47% Other Credit Rated 2,789 12 77,954 15 Total Credit Rated 13,594 60% $ 338,406 62% Not Rated/Other 9,054 40 210,673 38 Total 22,648 100% $ 549,079 100%

2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 24 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent or (“ABR”): Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent). Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.

2Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 25 Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-controlling income or loss from partnership units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention: Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred. HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred.